Exhibit 5.1

June 25, 2021

Subject:	CACI International Inc 2002 Employee Stock Purchase Plan and CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Plans”)

Ladies and Gentlemen:

As Executive Vice President, General Counsel and Secretary of CACI International Inc, a Delaware corporation (the “Company”), I submit this opinion in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 1,450,000 shares of the Company’s Common Stock, par value $0.01 per share, including (a) 250,000 shares of Common Stock (the “ESPP Shares”) issuable under the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”) and (b) 1,200,000 shares of Common Stock (together with the ESPP Shares, the “Shares”) issuable under the Company’s 2016 Amended and Restated Incentive Compensation Plan (together with the ESPP, the “Plans”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed to the extent that any other laws are applicable to the subject matter hereof and I express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. In connection with this opinion, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate to render the opinion expressed below.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, when the Shares are sold or issued in accordance with their respective Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement.

Very truly yours,

CACI INternational inc

By: /s/ J. William Koegel, Jr.

Name: J. William Koegel, Jr.

Title: Executive Vice President, General Counsel and Secretary

CACI International Inc and Subsidiary Companies

Worldwide Headquarters  ∎  12021 Sunset Hills Road  ∎  Reston, Virginia  20190  ∎  (703) 841-7800  ∎  Fax (703) 841-7882

CACI Website – http://www.caci.com

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